PROMISSORY NOTE


$6,256,252.93                                    Dated: February 26, 2008


     FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND HEREBY, ) IDEAL INTERIORS, INC., CREATIVE INTERIORS PLUS, LLC, DJJ, INC. and IDEAL STRUCTURAL SECURITY, INC. (collectively, "Maker"), promises to pay to the order of RCM TECHNOLOGIES, INC. and RCM TECHNOLOGIES SERVICES COMPANY, INC. (collectively, "Payee"), the principal sum of $6,256,252.93 (the "Principal Amount"), together with interest as set forth below, until the date on which the Principal Amount and all interest thereon is paid in full, payable in lawful money of the United States of America in accordance with the terms of this Promissory Note (the "Note").

1. Payments of Interest and Principal. The Principal Amount, together with all accrued but unpaid interest thereon and any costs and expenses assessed pursuant to the terms of this Note (collectively, the "Obligations"), shall be payable as follows:

(a) Interest on the outstanding Principal Amount shall accrue at a rate equal to six percent (6.00%) per annum. Interest shall accrue on a daily basis and be calculated for the actual number of days that the principal is outstanding, based on a 365 day year. Interest shall continue to accrue on the principal balance hereof notwithstanding any demand for payment, acceleration and/or the entry of any judgment against Maker, until all of the Obligations hereunder are repaid in full.

(b) On or before May 1, 2008, Maker shall deliver to Payee the principal amount of $600,000.00, plus accrued interest on the outstanding Principal Amount.

(c) On or before June 1, 2008, Maker shall deliver to Payee the principal amount of $250,000.00, plus interest on the outstanding Principal Amount.

(d) On or before July 1, 2008, Maker shall deliver to Payee the principal amount of $400,000.00, plus interest on the outstanding Principal Amount.

(e) Commencing on August 1, 2008 and on the first day of each month thereafter until all the Obligations are paid in full, but in no event later than July 1, 2011 (the "Maturity Date"), Maker shall pay to Payee the balance of the Principal Amount, $5,006,253.00, together with interest thereon, in thirty-six
(36) equal monthly installment payments in the amount of $152,299.92 of principal and interest. On the Maturity Date, or the date on which Payee makes demand for repayment in full of this Note as a result of an "Event of Default" (defined below), whichever occurs first, all outstanding Obligations shall become immediately due and owing.

(f) All payments of principal, interest, fees and other amounts due under this Note shall be made by Maker payable to the order of "RCM Technologies, Inc." and delivered to the following office of Payee or at such other place designated by Payee in writing to Maker: 20 Waterview Boulevard, 4th Floor, Parsippany, NJ 07054.

2. Default Rate of Interest. From and after the Maturity Date or from and after the occurrence of an Event of Default hereunder, irrespective of any declaration of maturity, all amounts remaining unpaid or thereafter accruing hereunder, shall, at Payee's option, bear interest at a default rate of eighteen percent (18%) per annum (the "Default Rate"). Such Default Rate of interest shall be payable upon demand, but in no event later than when scheduled interest payments are due, and shall also be charged on the amounts owed by Maker to Payee pursuant to any judgments entered in favor of Payee with respect to this Note.

3. Late Charges. If any payment hereunder is not paid when due and continues unpaid for a period of ten (10) calendar days thereafter, Maker agrees to pay to Payee or any other holder hereof, in addition to all amounts of principal and interest, a late charge of $100.00 or such lesser late charge as may be required by law, but in no event shall the late charge be less than $25.00. This late charge shall apply to each and every subsequent month that payment is not made. In the event a court of competent jurisdiction determines that this late charge violates any applicable usury law or regulation, this late charge shall be reduced to the maximum amount permissible under such usury law or regulation.

4. Events of Default. Each of the following shall constitute an event of default ("Event of Default") hereunder: (a) Maker's failure to (i) make any payment when due of any amount payable under this Note (including any amendment, refinancing, renewal, substitution, extension and/or modification thereof), and (ii) fully cure such nonpayment within ten (10) calendar days after the date of Payee's written notice of such nonpayment to Maker; (b) the occurrence of any material breach or event of default by Maker, or any of them, under any other agreement with the Payee including without limitation the Repayment and Security Agreement dated February 26, 2008, by and among Payee, Maker and the "Guarantors" (as defined therein) (the "Repayment Agreement"); (c) the occurrence of any material breach or event of default by Maker, or any of them, under any loan, financing and/or factoring agreement with any other lender or factor, including without limitation Prestige Capital Corporation; (d) if any Maker becomes insolvent or makes an assignment for the benefit of creditors, or if any petition is filed by or against any Maker under any provision of any state or federal law alleging that such Maker is insolvent or unable to pay debts as they mature or under any provision of the United States Bankruptcy Code; (e) the entry of any judgment equal to or greater than $100,000.00 by a party other than the Payee against any Maker which remains unsatisfied for thirty (30) days or the issuing of any attachment, levy or garnishment by any party other than the Payee against any of the "Collateral" (as defined in the Repayment Agreement); or (f) the dissolution, merger, consolidation or reorganization of any Maker which is a corporation or partnership without the prior written consent of Payee.

5. Payee's Rights Upon Default. Upon the occurrence of any Event of Default and without the necessity of giving any further written notice to Maker, Payee may do any one or more of the following: (a) accelerate the maturity of this Note and all amounts payable hereunder and make demand for the immediate repayment thereof; (b) exercise Payee's rights and remedies under this Note, the Repayment Agreement and any other security agreement, pledge agreement, power, or any other note, or any other agreement, instrument or document issued in connection with or arising out of any of the Obligations or any other agreements between Payee and Maker, or any of them; and/or (c) exercise any other rights that Payee may have under applicable law or in equity.

6. Application of Funds; Prepayments. All sums realized by Payee on account of this Note, from whatever source received, shall be applied first to any fees, costs and expenses (including reasonable attorney's fees) incurred by Payee, second to accrued and unpaid interest, and then to principal. Maker waives and releases any right to require Payee to collect any of the Obligations from any other collateral under any theory of marshalling of assets or otherwise, and specifically authorizes Payee to apply any collateral in which Maker has any right, title or interest against any of the Obligations in any manner that Payee may determine. Maker may prepay the amounts due under the Note at any time without prepayment fee or penalty, and any such prepayments shall be applied pursuant to the terms of Section 6 of this Note.

7. Attorney's Fees and Costs. In the event that Payee engages an attorney to represent it in connection with (a) any default or Event of Default by Maker under this Note, (b) the enforcement of any of Payee's rights and remedies under this Note, the Repayment Agreement or any other agreement between Payee and any Obligor, (c) any potential and/or actual bankruptcy or other insolvency proceedings commenced by or against any Maker and/or (d) any actual litigation arising out of or related to any of the foregoing or any of the Obligations, then Maker shall be liable to and shall reimburse Payee on demand for all reasonable attorneys' fees, costs and expenses incurred by the Payee in connection with the enforcement of the terms of this Note.

8. Miscellaneous.

(a) Integration. This Note, the Repayment Agreement and the other documents executed in connection with the Repayment Agreement constitute the sole agreement of the parties with respect to the transaction contemplated hereby and supersede all oral negotiations and prior writings with respect thereto.

(b) No Implied Waiver. Payee shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Payee, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy in a subsequent event. After any acceleration of, or the entry of any judgment on, this Note, the acceptance by Payee of any payments by or on behalf of Maker on account of the indebtedness evidenced by this Note shall not cure or be deemed to cure any Event of Default or reinstate or be deemed to reinstate the terms of this Note absent an express written agreement duly executed by Payee and Maker.

(c) Waiver. Maker, jointly and severally, waives demand, notice, presentment, protest, demand for payment, notice of dishonor, notice of protest and diligence of collection of this Note. Maker consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and to the release of any collateral, with or without substitution. Maker agrees that makers, endorsers, guarantors and sureties may be added or released without notice and without affecting Maker's liability hereunder. The liability of Maker shall not be affected by the failure of Payee to perfect or otherwise obtain or maintain the priority or validity of any security interest in any collateral. The liability of Maker shall be absolute and unconditional and without regard to the liability of any other party hereto.

(d) No Usurious Amounts. Anything herein contained to the contrary notwithstanding, Maker does not agree and shall not be obligated to pay interest hereunder at a rate which is in excess of the maximum rate permitted by law. If by the terms of this Note, Maker is at any time required to pay interest at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum legal rate and the portion of all prior interest payments in excess of such maximum legal rate shall be applied to and shall be deemed to have been payments in reduction of the outstanding principal balance. Maker agrees that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment, including without limitation, late charges, shall be deemed to the extent permitted by law to be an expense, fee or premium rather than interest.

(e) Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Note shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

(f) Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Note cannot be assigned by Maker without the prior written consent of Payee, and any such assignment or attempted assignment by Maker shall be void and of no effect with respect to Payee.

(g) Modifications. This Note may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

(h) Jurisdiction. Maker irrevocably appoints each and every owner, partner and/or officer of Maker as its attorneys upon whom may be served, by regular or certified mail at the address set forth in the Repayment Agreement, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note; and Maker hereby consents that any action or proceeding against it be commenced and maintained in any court within the State of New Jersey by service of process on any such owner, partner and/or officer; and Maker agrees that the courts of such State shall have jurisdiction with respect to the subject matter hereof and the person of Maker and all collateral securing the obligations of Maker. Maker agrees not to assert any defense to any action or proceeding initiated by Payee based upon improper venue or inconvenient forum.

(i) Notices. All notices and communications under this Note shall be in writing and shall be given by either (a) hand-delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid), to the addresses listed in the Repayment Agreement. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

(j) Governing Law. This Note shall be governed by and construed in accordance with the substantive laws of the State of New Jersey without reference to conflict of laws principles.

(k) Joint and Several Liability. If Maker consists of more than one person or entity, the word "Maker" shall mean each of them and their liability shall be joint and several.

(l) Continuing Enforcement. If, after receipt of any payment of all or any part of this Note, Payee is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Note, the Repayment Agreement and any other document evidencing or related to the Obligations shall continue in full force and effect or be reinstated, as the case may be, and Maker shall be liable for, and shall indemnify, defend and hold harmless Payee with respect to, the full amount so surrendered. The provisions of this Section shall survive the cancellation or termination of this Note and shall remain effective notwithstanding the payment of the obligations evidenced hereby, the release of any security interest, lien or encumbrance securing this Note or any other action which Payee may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the obligations evidenced hereby having become final and irrevocable.

(m) Waiver of Jury Trial. MAKER AND PAYEE AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY PAYEE OR MAKER, ON OR WITH RESPECT TO THIS NOTE OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. PAYEE AND MAKER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, MAKER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. MAKER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT PAYEE WOULD NOT ENTER INTO THE TRANSACTION EVIDENCED BY THE REPAYMENT AGREEMENT IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

                  IN WITNESS WHEREOF, Maker has duly executed this Promissory Note the day and year first above written and has hereunto set hand and seal.


                                                IDEAL INTERIORS, INC.


                                       By:
                                                             Name:
                                                             Title:

                                                CREATIVE INTERIORS PLUS, LLC.


                                       By:
                                                             Name:
                                                             Title:

                                                DJJ, INC.


                                       By:
                                                             Name:
                                                             Title:

                                                IDEAL STRUCTURAL SECURITY, INC.


                                       By:
                                                             Name:
                                                             Title:

         Payee hereby joins in this Note for the sole purpose of ratifying and confirming its consent to the provisions contained in Paragraph 8(m) above.

RCM TECHNOLOGIES, INC.              RCM TECHNOLOGIES SERVICES
COMPANY, INC.

By: ______________________          By: _______________________
      Name:                                                Name:
      Title:                                               Title: